                                                                   EXHIBIT 10.07

                             EMPLOYMENT AGREEMENT
                             --------------------

     THIS EMPLOYMENT AGREEMENT (the "Agreement") is entered into as of February 27,1998, by and between Martin Brauns ("Employee") and Interwoven, Inc. (the "Company"). The Company and Employee may be jointly referred to as the "parties."

     1.   Employment and Duties.  The Company agrees to employ and Employee
          ---------------------
agrees to serve as President and Chief Executive Officer, reporting to Company's Board of Directors. Employee shall have the authority and responsibilities customarily accorded an executive officer with that position, including full power, authority, and Board of Director support to make any personnel reassignments and terminations as the CEO deems necessary. All other employees of the Company shall report directly or through their superiors to Employee. Employee shall, as a condition of his employment, at all times during his employment be nominated and elected a member of the Board of Directors of the Company. Employee agrees to devote substantially all of his working time and efforts to the performance of his duties under this Agreement, provided that the devotion of time to personal investments or other business matters will not be deemed a breach of this Agreement if it does not substantially interfere with the performance of Employee's duties hereunder.

     2.   Compensation.
          ------------

          (a)  Base Salary; Withholding.  The Company shall pay Employee a base
               ------------------------
salary of $250,000.00 per year, subject to increase (but not decrease thereafter) from time to time in the good faith discretion of the Board of Directors of the Company, payable in arrears in equal monthly installments. The parties shall comply with all applicable withholding requirements in connection with all compensation payable to Employee hereunder.

          (b)  Incentive Bonus.  In addition to the base salary set forth above,
               ---------------
with respect to each fiscal year (which currently is the calendar year) the Company shall pay Employee, by no later than 30 days after close of each half year, an incentive bonus computed semiannually and subject to "catch-up rights" to compensate for underpayment for prior periods.

               (i) For fiscal year 1998, Employee's incentive bonus shall be computed as 10% of base salary if the Company's fiscal year 1998 gross revenues total $3,750,000, plus an additional 10% of any and all gross revenues in excess of $3,750,000 up to $4,500,000, plus an additional 5% of any and all gross revenues in excess of $4,500,000 and up to $5,000,000. For example, if the Company's gross revenues total $4,700,000 in 1998, Employee's incentive bonus would equal $25,000 + (10% x $750,000) + (5% x $200,000) = $110,000.

               (ii) For fiscal years after 1998, Employee's incentive bonus shall be based on revenue benchmarks to be established by agreement of Employee and the Board, but in a manner calculated to provide equivalent incentive compensation for such future years.

Under no circumstances shall Employee be required to repay any portion of any previously paid bonus. In the event Employee does not remain employed at fiscal year end for any reason other than his voluntary termination without Good Reason or a termination for Cause under paragraph 7(i), (ii) or (iii), he shall be entitled to be paid immediately upon termination a proportionate share of the incentive bonus computed based on the number of calendar days of that fiscal year prior to termination of employment divided by 365, and Company performance meeting that fiscal year's plan (e.g., revenues of $4.0 million are at plan for 1998).

          (c)  Retirement Benefits. Employee shall be entitled to participate in
               -------------------
the Company's 401K or equivalent program.

          (d)  Other Benefits.  Employee shall participate in and have the
               --------------
benefits of all present and future vacation, holiday, paid leave, unpaid leave, life, accident, disability, dental, vision and health insurance plans, pension, profit-sharing and savings plans and all other plans and benefits which the Company now or in the future from time to time makes available to any of its management executives. Company shall make every reasonable effort to obtain and maintain a customary directors and officers insurance policy with reasonable policy limits in which Employee is named as an insured.

     3.   Stock.
          -----

          (a)  Purchase Rights.  Immediately upon the effectiveness of this
               ---------------
Agreement, Employee shall be entitled to and shall purchase at a price of $0.12 per share 2,000,000 shares of common stock (hereafter referred to as "Employee's Stock"). To the extent that Company receives any tax deduction, benefit or reduction in taxes as a result of any valuation of Employee's Stock different from the purchase price, the Company shall pay the amount of such reduction to Employee grossed-up for Employees' tax consequence to the extent required to offset any increase in taxes Employee is called upon to pay as a result of any such different valuation.

          (b)  Loan for Purchase Price.  In order to facilitate the purchase of
               -----------------------
Employee's Stock, the Company shall loan Employee the full amount of the purchase price of Employee's Stock (the "Loan"). Such Loan shall be non-recourse in the amount of 75% of outstanding principal, and recourse as to 25% of principal and all interest. The Loan shall bear interest at 6% or such lower rate as is the minimum imputed by the Internal Revenue Service at the time of this Agreement, payable annually by Employee. The Loan shall be due and payable upon the earlier of (i) an acquisition of the Company that includes acquisition of Employee's Stock by the acquiror, (ii) an initial public offering of the Company's stock, in which event the Loan shall become due in monthly installments in proportion to the periodic monthly expiration of the Company's repurchase rights, (iii) Employee's termination of employment, in which event, to the extent the Loan is not retired through the Company's repurchase of Employee's Stock, the Loan shall be repayable in three equal annual installments commencing 90 days after termination, or (iv) five years. Employee shall pledge all of Employee's stock as security for the Loan (subject to release from pledge of such amount of stock if any as will maintain on pledge stock with a publicly traded value of two times the outstanding principal of the Loan) and, to the extent the Loan is non-recourse, the Company's sole recourse for repayment of the Loan shall be such pledged stock. The Loan may be repaid at any time by Employee without prepayment penalty.

          (c)  Repurchase Rights.  Employee's Stock shall be subject to
               -----------------
repurchase at the price of $0.12 per share as follows, and as shall be further documented between the parties:

               (i) Except as provided in paragraphs 3(c)(ii), 3(d), and 9, if Employee's employment is terminated at any time, the Company shall be entitled to repurchase no more than the total number of shares of Employee's Stock multiplied times (48 - x) and divided by 48, where x is the number of months elapsed from February 27, 1998 through the final date of termination of Employee's employment and consultancy with the Company, if the Company so requests in writing at the time of such termination or at any time within the forty-five day period following termination.

               (ii) If, prior to February 27, 1999, Employee is terminated by the Company for Cause or voluntarily terminates his employment without Good Reason, all of Employee's Stock shall be subject to repurchase if the Company so requests in writing at the time of termination or at any time within the forty-five day period following termination.

Any proceeds of the Company's repurchase of Employee's Stock shall be applied first to reduce the amount, if any, owed by Employee to the Company on the Loan.

          (d)  Change in Control.
               -----------------

          (i) The Company's rights to elect to repurchase Employee's Stock shall fully and immediately expire and become ineffective (A) in the event of any Change in Control as defined in paragraph 3(d)(ii)(B) below, provided that Employee, if so requested by the person(s) having control thereafter in his or their discretion, continues employment with the Company for a period of up to six months in such position as the Company may reasonably require following such Change in Control, or (B) in the event that Employee is terminated by the Company without Cause within 3 months prior to any Change in Control as defined in paragraph 3(d)(ii) or during such longer time not to exceed six months as the Company is actively negotiating or pursuing such Change in Control, or (C) in the event that Employee is terminated by the Company without Cause or voluntarily terminates with Good Reason within twelve months after any Change in Control as defined in paragraph 3(d)(ii)(A).

          (ii) A "Change in Control" will be deemed to have occurred if: any "Person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), other than persons controlling (as defined in Rule 405 under the Securities Act of 1933 ("Rule 405")) the Company as of the closing of Series C funding of the Company (except that no person shall be deemed to control the Company under Rule 405 merely due to his or her position as an officer or director of the Company), (A) becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of a sufficient number of securities of the Company such that such Person can and does exercise control (as defined in Rule 405) over the management of the Company, or (B) succeeds to the control of a substantial majority of the business or assets of the Company through merger, transfer of assets, reorganization, acquisition or other event.

          (e)  Restrictions.  Employee shall not engage in any transfer, sale,
               ------------
hypothecation, or other disposition ("Transfer") of Employee's Stock as to which the Company retains a right to repurchase under paragraph (c) above. In addition, for so long as Employee's employment continues with the Company, Employee shall not engage in any Transfer of Employee's Stock prior to February 27, 1999, provided that if Employee's employment is terminated prior to that
          -------------
time, Employee shall be entitled to Transfer any stock not subject to repurchase by the Company, and provided further that for so long as the Company's Stock
                    ---------------------
remains privately held and not publicly traded, the Company shall be provided the right of first refusal to purchase any of Employee's Stock that Employee seeks to Transfer. In addition, Employee's Stock shall be subject to reasonable market stand-off and lock-up provisions not inconsistent with this Agreement. Notwithstanding the foregoing, this subsection (e) shall not apply to Employee's Transfer of Employee's Stock to any trust, provided that such Transfer is made for bona fide estate planning purposes.

          (f)  Future Investments.  For so long as the Company remains privately
               ------------------
held and not publicly traded Employee shall be offered the opportunity to participate, at his election, at 10% of the total invested by all investors in any future rounds of private financing of the Company at any new valuations that may pertain to such financing (subject to reduction of that 10% for subsequent rounds if Employee is diluted by his election not to participate in full in prior rounds). In connection with that participation, Employee shall be offered the opportunity to enter into the stock purchase agreement and registration and information rights agreements provided to other investors in that round of financing.

     4.   Business Expenses.  The Company shall promptly reimburse Employee for
          -----------------
all appropriately documented, reasonable business expenses incurred by Employee.

     5.   Term.  Employee or the Company may terminate Employee's employment at
          ----
any time upon written notice as described herein.

     6.   Termination by the Company Without Cause.  The Company may, by
          ----------------------------------------
delivering thirty (30) days' prior written notice to Employee, terminate Employee's employment at any time and for any reason without cause by:

          (a) paying to Employee at the date of termination: Employee's base salary accrued through the date of termination; all accrued vacation pay; unpaid bonuses, if any, for any year completed prior to the date of termination; and as bonus for any partial fiscal year not completed prior to the date of termination, an amount equal to the number of days elapsed in such fiscal year prior to termination of employment divided by 365, times the incentive bonus amount Employee would have received for that year for on-Plan performance;

          (b) continuing to pay Employee his final base salary periodically for the period of the shorter of (i) 12 months or (ii) such time as Employee commences full time employment with another employer. During the period of salary continuance, Employee shall serve as a consultant to the Company on such matters as may be mutually agreed upon between them;

          (c) providing, at the Company's expense, coverage to Employee under the Company's life insurance and disability insurance policies and to Employee and his dependents under the Company's health, dental, and vision plans (or in the event any of the Company's health, dental, or vision plans, life insurance, or disability insurance are not continued or Employee is not eligible for coverage thereunder due to his termination of employment, the Company shall pay for the premiums for equivalent coverage) for a period equal to the continuation of salary payments;

          (d)  providing to Employee reasonable outplacement services.

     7.   Termination by the Company for Cause.  The Company may terminate
          ------------------------------------
Employee's employment at any time if such termination is for "cause," as defined below, by delivering to Employee prior written notice of termination supported by a reasonably detailed statement of the relevant facts and reason for termination. In the event of such termination, the Company shall pay Employee, no later than ten (10) days following the date of termination, a lump sum equal to Employee's accrued base salary through the date of termination, all accrued vacation pay, and bonuses earned for any prior fiscal year. For purposes of this Agreement, "cause" means (i) Employee has intentionally engaged in unfair competition with the Company or committed an act of embezzlement, fraud or theft with respect to the property of the Company in a manner causing material loss, damage or injury to or otherwise materially endangering the property, reputation or employees of the Company, (ii) Employee has repeatedly abused alcohol or drugs on the job or in a manner affecting his job performance, or (iii) Employee has been found guilty of or has plead nolo contendere to the commission of a
                                      ---- -----------
felony offense or (iv) Employee has willfully and continually failed to substantially perform Employee's duties with the Company after having received written notice specifying such failure and a reasonable opportunity (of thirty days or more) to cure.

     8.   No Termination by Merger, Transfer of Assets or Dissolution.  This
          -----------------------------------------------------------
Agreement shall not be terminated by any voluntary or involuntary dissolution of the Company or the transfer of all or substantially all the assets of the Company or the merger of the Company with or into another entity.

     9.   Termination by Death or Disability.
          ----------------------------------

          (a) Death.  In the event of the death of Employee the Company, within
              -----
ten (10) days of receiving notice of such death, shall pay Employee's estate all salary due or accrued as of the date of his death, all accrued vacation pay, bonuses earned for any previously completed fiscal year and pro-rated bonus for any partial fiscal year to the same extent as provided in paragraph 6(a). In addition, notwithstanding anything to the contrary contained herein, upon termination of Employee's employment pursuant to this Section 9, Company's rights to repurchase Employee's Stock as established under Section 3(c) shall be limited to 20,833 shares times (48-x) where x is the number of months elapsed from February 27, 1998 through the date of termination under this paragraph 9(a).

          (b) Disability.  In the event of the Company's termination of
              ----------
Employee's employment by reason of mental or physical Disability (as defined below) of Employee during his employment, the Company, within ten (10) days following the determination of Disability, shall pay Employee all salary due or accrued as of the date of such determination, and all accrued vacation pay, bonuses earned for any previously completed fiscal year, and pro-rated bonus for any partial fiscal year to the same extent as provided in paragraph 6(a), and the Company shall continue to pay Employee's salary for one year net of all proceeds of Company-paid disability insurance received by Employee during such period, such that Employee shall receive the same net income after payment of taxes as if Employee had remained employed by the Company for that year. In addition, notwithstanding anything to the contrary contained herein, upon termination of Employee's employment pursuant to this Section 9, Company's rights to repurchase Employee's Stock as established under Section 3(c) shall be limited to 20,833 times (48-y) where y is equal to the number of months elapsed from February 27,1998 through the date of termination less the number of full months, if any, during which Employee was absent from work prior to termination under this Section due to the condition causing such termination. "Disability" shall mean mental or physical incapacity that prevents Employee from substantially performing his duties under this Agreement for a period of not less than six (6) consecutive months.

     10.  Payments Upon Termination for Good Reason.
          -----------------------------------------

          (a)  Termination.  In the event of termination of Employee's
               -----------
employment by Employee for Good Reason, the Company shall provide Employee with the same payments and benefits as described in paragraph 6 respecting termination by the Company without cause.

          (b) Definition of "Good Reason." "Good Reason" shall mean:
              --------------------------

              (i) The assignment of Employee to any duties materially inconsistent with, or any materially adverse change in, Employee's positions, duties, responsibilities or status with the Company, or the removal of Employee from, or failure to reelect Employee to, any of such positions; or

              (ii) The Company's requiring Employee to be based in excess of 50 miles from the Company's present offices located at Los Altos; or

              (iii) Unreasonable failure of the Company to provide support, information, assistance and staffing reasonably appropriate for Employee to carry out Employee's duties or to achieve the performance goals set by the Company; or

              (iv) Unreasonable failure by the Company to continue in effect for Employee any material benefit available to any of the management executives of the Company, including but not limited to any retirement, pension or incentive plan, life, accident, disability or health insurance plans, equity or cash bonus plans or savings and profit sharing plans; or any action by the Company which would adversely affect Employee's participation in or reduce Employee's benefits under any of such plans or deprive Employee of any fringe benefit enjoyed by Employee in a manner materially different than other management employees would be affected; or

              (v) Any other material breach by the Company of this Agreement which is not cured within thirty (30) days of notice thereof by Employee to Company; or

              (vi) The failure of the Company to close its Series C funding in the amount of at least $6,000,000 by June 30, 1998, provided that Employee terminates his employment no later than July 31, 1998.

     11.  Indemnification.  As an employee, officer and agent of the Company,
          ---------------
Employee shall be fully indemnified by the Company to the fullest extent permitted by applicable law. To further implement this provision, Company shall execute and deliver to Employee its standard form of indemnification agreement for officers and directors, and Employee shall thereafter be entitled to the benefits of any subsequent amendments thereto made for any management executives.

     12.  Confidential Information.  Employee shall execute and deliver to the
          ------------------------
Company any reasonable confidentiality and proprietary rights agreement which the Company reasonably requires of all of its management executives.

     13.  Assignment.  The rights and obligations of the parties under this
          ----------
Agreement shall be binding upon and inure to the benefit of their respective successors, assigns, executors, administrators and heirs, provided, however, that Employee may not delegate any of Employee's duties under this Agreement.

     14.  Miscellaneous.
          -------------

          (a)  Complete Agreement.  This Agreement constitutes the entire
               ------------------
agreement between the parties and cancels and supersedes all other prior or unwritten agreements between the parties which relate to the subject matter contained in this Agreement.

          (b)  Modification, Amendment, Waiver.  No modification or amendment of
               -------------------------------
any provisions of this Agreement shall be effective unless approved in writing by both parties. The failure at any time to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of either party thereafter to enforce each and every provision hereof in accordance with its terms.

          (c)  Governing Law and Forum.  This Agreement shall be construed in
               -----------------------
accordance with the laws of the State of California. Each party agrees that any dispute relating to this Agreement or to Employee's employment shall be resolved by arbitration before a single arbitrator in San Francisco or Santa Clara Counties, California, pursuant to California Code of Civil Procedure Sections 1282-1284; Section 1283.05 shall be applicable to this Agreement. The Company shall pay all costs of the arbitrator and administration of the arbitration, which shall be conducted before JAMS/Endispute pursuant to its arbitration rules, which shall apply only to the extent not inconsistent with this Agreement.

          (d)  Severability.  Whenever possible, each provision of this
               ------------
Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

          (e)  Attorneys' Fees. In the event of any dispute under this Agreement
               ---------------
or relating to Employee's employment (including enforcing judgments and appeals), the prevailing party shall be entitled to reimbursement of its reasonable attorneys' fees and costs of suit (including expert witness fees) in addition to such other relief as may be granted.

          (f)  Notices.  All notices and other communications under this
               -------
Agreement shall be in writing and shall be given in person or by telegraph, telefax or first class mail, certified or registered with return receipt requested, and shall be deemed to have been duly given when delivered personally or three days after mailing or one day after transmission of a telegram or telefax, as the case may be, to the respective persons named below:

     If to the Company:    Interwoven, Inc.
                           885 N. San Antonio Road
                           Los Altos, CA 94022
                           Attention: Chairman of the Board

     With a copy to:       Matthew P. Quilter, Esq.
                           Fenwick & West LLP
                           Two Palo Alto Square
                           Palo Alto, CA 94306

     If to the Employee:   Martin Brauns
                           27421 Sherlock Road
                           Los Altos, CA 94022

     With a copy to:       Laurence F. Pulgram, Esq.
                           Howard, Rice, Nemerovski, Canady
                                 Falk & Rabkin
                           A Professional Corporation
                           3 Embarcadero Center, 7th Floor
                           San Francisco, CA 94111

          (g)  Warranties.  The Company warrants and represents that the person
               ----------
signing on its behalf has full authority to do so and that all provisions of this Agreement are binding and enforceable and have been approved by any and all Boards, Committees, administrators or other persons associated with the Company as necessary.

     IN WITNESS WHEREOF, the parties have executed this Employment Agreement as of the day and year first above written.

     COMPANY:     Interwoven, Inc., a California corporation

                  By: /s/ Peng T. Ong
                      --------------------------------------
                      Peng T. Ong
                  Its: Chairman

     EMPLOYEE:        /s/ Martin Brauns
                  ------------------------------------------